Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS REPORTS STRONG Q2 AND FIRST HALF RESULTS

PLANS TO SPIN OFF NORTH AMERICAN GROCERY BUSINESS ON OCTOBER 1

•	Q2 Net revenues fell 4.3% to $13.3 billion; Organic Net Revenues[1] grew 3.4%

•	Q2 Operating Income increased 4.0%; Adjusted Operating Income[1] grew 8.3%

•	Q2 Diluted EPS was $0.58; Operating EPS[1] was $0.68, up 9.7%

•	First half net revenues declined 0.3%; Organic Net Revenues grew 4.9%

•	First half Diluted EPS was $1.03; Operating EPS was $1.25, up 9.6%

•	Company confirms 2012 guidance of approximately 5% Organic Net Revenue growth and at least 9% Operating EPS growth on a constant currency basis

NORTHFIELD, Ill. – Aug. 2, 2012 – Kraft Foods Inc. (NASDAQ: KFT) today reported second quarter and first half 2012 results that reflected strong growth in Power Brands, favorable pricing, significant productivity gains and aggressive overhead cost management in each geography. The company also announced its intention to spin off the North American Grocery business on Oct. 1.

“Our second quarter and first half results reflect the success of our brand-building investments over the past few years and the resilience of our businesses,” said Irene Rosenfeld, Chairman and CEO. “As we embark on our journey as two industry-leading, independent companies, I’m confident that both companies have the brands, the executional capability, and the leadership teams to succeed in their respective missions.”

Net revenues in the second quarter were $13.3 billion, down 4.3 percent due to a 5.0 percentage point headwind from currency and a negative 2.7 percentage point impact due to the benefit of accounting calendar changes in the prior year quarter. Organic Net Revenues increased 3.4 percent, driven by nearly 6 percent growth from Power Brands.

1Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Favorable pricing of 4.0 percentage points was partially offset by 0.6 percentage points from lower volume/mix. However, volume/mix was negatively affected by 1.2 percentage points from the shift of Easter-related shipments into the first quarter and by 0.5 percentage points from product pruning in North America.

For the first half of 2012, net revenues fell 0.3 percent, while Organic Net Revenue increased 4.9 percent. Volume/mix contributed 0.2 percentage points despite substantial pricing and a negative 0.5 percentage point impact from product pruning. Power Brands increased more than 8 percent.

Operating income in the second quarter was $1.9 billion, and operating income margin increased 1.1 percentage points to 14.1 percent. Adjusted Operating Income1, which excludes Integration Program2 costs, Restructuring Program3 costs and Spin-Off Costs4, grew 8.3 percent to $2.1 billion as pricing and productivity gains more than offset the impact of higher raw material costs, increased investments in advertising and consumer support and higher pension costs. A favorable impact from the year-over-year change of unrealized gains/losses from hedging activities was offset by unfavorable foreign currency and the benefit of accounting calendar changes in the prior year quarter. Adjusted Operating Income margin rose 1.8 percentage points to 15.8 percent.

Diluted EPS in the second quarter was $0.58. Operating EPS1 was $0.68, up 9.7 percent, driven primarily by operating gains, which included a $0.01 headwind from higher pension costs. Operating EPS benefited $0.05 from the year-over-year change of unrealized gains/losses from hedging activities, but this was offset by $0.03 from unfavorable foreign currency and $0.02 from accounting calendar changes. Operating EPS increased 12.9 percent on a constant currency basis.

Diluted EPS in the first half of 2012 was $1.03. Operating EPS increased 9.6 percent to $1.25, driven primarily by operating gains that included a $0.04 headwind from higher pension costs. Unfavorable impacts of $0.02 from foreign currency and $0.02 from accounting calendar changes were largely offset by a $0.03 benefit from the year-over-year change of unrealized gains/losses from hedging activities. In the first half of 2012, Operating EPS increased 11.4 percent on a constant currency basis.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
[3]	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
[4]

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. In addition, Spin-Off costs include financing and related costs to redistribute debt and secure investment grade credit ratings for both the North American Grocery Business and the Global Snacks Business.

Solid Top- and Bottom-Line Results in North America

Power Brands, new products and a favorable impact from carryover pricing actions drove solid organic net revenue and Adjusted Segment Operating Income1 growth in Kraft Foods North America.

Net revenues in the second quarter increased 1.2 percent. Organic Net Revenues1 grew 1.7 percent, led by higher pricing across each business segment. Although lower, volume/mix was negatively impacted by more than 1 percentage point from the Easter shift and by more than 1 percentage point from product pruning. Power Brands grew more than 5 percent.

Segment operating income increased 3.1 percent, including a negative 5.9 percentage point impact from Restructuring Program costs net of lower Integration Program costs versus the prior year. Excluding these factors, Adjusted Segment Operating Income increased high single digits, reflecting strong gains from pricing and productivity that more than offset the impact of higher raw material costs and lower volume/mix.

Strong Performance in Europe Despite Eurozone Challenges

Kraft Foods Europe drove strong underlying growth in an increasingly difficult macroeconomic environment by focusing on Power Brands, driving productivity gains and aggressively managing overhead costs.

Net revenues in the second quarter decreased 14.8 percent, including negative impacts of 8.4 percentage points from currency and 7.8 percentage points from accounting calendar changes. Organic Net Revenues1 increased 1.4 percent, driven by the favorable carryover impact of pricing actions. Volume/mix declined 1.1 percentage points, including the negative impact of approximately 2 percentage points from the Easter shift. Power Brands grew 3 percent.

Segment operating income declined 4.6 percent, including negative impacts of 9.0 percentage points from accounting calendar changes and 8.3 percentage points from currency, and a favorable 8.1 percentage point impact from lower Integration Program costs versus the prior year. Excluding these factors, Europe’s segment operating income grew as favorable pricing and productivity gains more than offset higher raw material costs and a strong increase in A&C support behind Power Brands.

1Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Solid Performance in Developing Markets

Focused investments in Power Brands, expanded distribution capabilities and significant productivity efforts enabled Kraft Foods Developing Markets to deliver solid organic revenue and segment operating income growth. Broad geographic diversity helped overcome challenging macroeconomic conditions in certain key countries.

Net revenues in the second quarter decreased 3.6 percent, including negative impacts of 8.7 percentage points from currency and 2.5 percentage points from accounting calendar changes. Organic Net Revenues grew 7.6 percent, driven by a balance of higher pricing and volume/mix gains, including a negative impact of approximately 1 percentage point from the Easter shift. Power Brands grew more than 8 percent.

Segment operating income increased 5.0 percent, including a positive 6.0 percentage point impact from lower Integration Program costs (net of Restructuring Program costs) versus the prior year and a negative 7.6 percentage point impact from currency. In addition, accounting calendar changes negatively affected growth by nearly 2 percentage points. Excluding these factors, effective cost management and volume/mix gains drove segment operating income growth. This was partially offset by higher SG&A, including a strong increase in A&C support.

OUTLOOK

“Our first half results are on-track with our previous annual guidance of Organic Net Revenue growth of approximately 5 percent and Operating EPS growth of at least 9 percent on a constant currency basis,” said David Brearton, Executive Vice President and CFO. “As we look forward, we’re confident that we’re launching two industry-leading companies, each with a great future.”

SPIN OFF OF NORTH AMERICAN GROCERY BUSINESS

The company intends to spin-off to its shareholders its North American grocery business, Kraft Foods Group, Inc. The spin-off is expected to occur at 5 p.m. EDT on Oct. 1, 2012. The final effective date and terms of the spin-off of Kraft Foods Group are subject to the approval by the Kraft Foods Inc. Board of Directors and satisfaction or waiver of other conditions.

At the time of the spin-off, each of the company’s shareholders entitled to receive shares of Kraft Foods Group will receive one share of Kraft Foods Group for every three shares of Kraft Foods Inc. The record date is not yet finalized, but is expected to be in mid-September. We expect the common stock for both companies to begin to trade on a “when-issued” basis shortly before the record date.

Beginning Oct. 2, 2012, Kraft Foods Group will begin to trade on The NASDAQ Global Select Market under the ticker symbol “KRFT.” Kraft Foods Inc. will change its name to Mondelēz International, Inc. and change its ticker symbol to “MDLZ.” The current ticker symbol, “KFT,” will be retired.

Both Kraft Foods Group and Mondelēz International plan to host investor events in early September. The company will announce details for these events by mid-August.

CONFERENCE CALL

Kraft Foods will host a conference call for investors with accompanying slides to review its results at 5 p.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s web site.

ABOUT KRAFT FOODS

Kraft Foods Inc. (NASDAQ: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2011 revenue of $54.4 billion. Twelve of the company’s iconic brands – Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Tang and Trident – generate revenue of more than $1 billion annually. On Aug. 4, 2011, Kraft Foods announced plans to divide and create two independent public companies: a high-growth global snacks business and a high-margin North American grocery business. The transaction is expected to be completed on Oct. 1, 2012. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, NASDAQ 100, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “plans,” “confirms,” “expect,” “will,” “confident,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, the spin-off of our North American Grocery business; 2012 guidance; what both companies have so they can complete the separation; our outlook; and the timing, share distribution, trading dates and investor events related to the spin-off. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, the successful separation of the company, continued volatility of input costs, pricing actions, increased competition, continued economic weakness and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is Organic Net Revenues, which excludes the impacts of divestitures (including for reporting purposes the Starbucks CPG business), currency and accounting calendar changes. The company uses Organic Net Revenues and corresponding metrics as non-GAAP financial measures. Management believes Organic Net Revenues better reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results.

The company uses Adjusted Operating Income and Adjusted Segment Operating Income (formerly known as “Underlying Operating Income” and “Underlying Segment Operating Income,” respectively), which is defined as operating income (or segment operating income) excluding costs related to: the Integration Program; the Restructuring Program; and Spin-Off Costs, including transaction fees and other costs associated with the proposed spin-off of the North American grocery business. The company uses Adjusted Operating Income, Adjusted Segment Operating Income and corresponding metrics as non-GAAP financial measures. Management believes Adjusted Operating Income and Adjusted Segment Operating Income provide improved comparability of operating results.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods excluding costs related to: the Integration Program; the Restructuring Program; and Spin-Off Costs. The company uses Operating EPS and corresponding metrics as non-GAAP financial measures. Management believes Operating EPS provides improved comparability of operating results.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and six months ended June 30, 2012 and 2011. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

SEGMENT OPERATING INCOME

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of selling, general and administrative expenses), general corporate expenses (which are a component of selling, general and administrative expenses) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav / (Unfav)
Net revenues	$13,286	$13,878	(4.3)%

Cost of sales	8,416	9,007	6.6%

Gross profit	4,870	4,871	—
Gross profit margin	36.7%	35.1%

Selling, general and administrative expenses	2,854	3,008	5.1%

Asset impairment and exit costs	84	—	(100.0)%

Amortization of intangibles	53	57	7.0%

Operating income	1,879	1,806	4.0%
Operating income margin	14.1%	13.0%

Interest and other expense, net	429	441	2.7%

Earnings before income taxes	1,450	1,365	6.2%

Provision for income taxes	416	389	(6.9)%
Effective tax rate	28.7%	28.5%

Net earnings	$1,034	$976	5.9%

Noncontrolling interest	5	—	(100.0)%

Net earnings attributable to Kraft Foods	$1,029	$976	5.4%

Per share data:
Basic earnings per share attributable to Kraft Foods	$0.58	$0.55	5.5%

Diluted earnings per share attributable to Kraft Foods	$0.58	$0.55	5.5%

Average shares outstanding:
Basic	1,777	1,764	(0.7)%
Diluted	1,786	1,771	(0.8)%

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended June 30,

($ in millions) (Unaudited)

					% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2012
U.S. Beverages	$778	$—	$—	$778	(0.1)%	(0.1)%	(0.9	)pp	0.8	pp
U.S. Cheese	900	—	—	900	2.9%	2.9%	0.0		2.9
U.S. Convenient Meals	903	—	—	903	2.5%	2.5%	1.3		1.2
U.S. Grocery	989	—	—	989	1.6%	1.6%	(3.3)		4.9
U.S. Snacks	1,555	—	—	1,555	3.0%	3.0%	(4.4)		7.4
Canada & N.A. Foodservice	1,266	—	37	1,303	(2.6)%	0.2%	(2.0)		2.2

Kraft Foods North America	$6,391	$—	$37	$6,428	1.2%	1.7%	(2.0)		3.7

Kraft Foods Europe	3,004	—	297	3,301	(14.8)%	1.4%	(1.1)		2.5
Kraft Foods Developing Markets	3,891	—	351	4,242	(3.6)%	7.6%	1.9		5.7

Kraft Foods	$13,286	$—	$685	$13,971	(4.3)%	3.4%	(0.6	)pp	4.0	pp

2011
U.S. Beverages	$779	$—	$—	$779
U.S. Cheese	875	—	—	875
U.S. Convenient Meals	881	—	—	881
U.S. Grocery	973	—	—	973
U.S. Snacks	1,510	—	—	1,510
Canada & N.A. Foodservice	1,300	—	—	1,300

Kraft Foods North America	$6,318	$—	$—	$6,318

Kraft Foods Europe	3,525	(269)	—	3,256
Kraft Foods Developing Markets	4,035	(92)	—	3,943

Kraft Foods	$13,878	$(361)	$—	$13,517

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended June 30,

($ in millions) (Unaudited)

		2011 Impacts		2012 Impacts
	2011 Operating Income - As Reported (GAAP)	Integration Program costs (1)	Impact of Accounting Calendar Changes	Integration Program costs (1)	Impact of Currency	Spin-Off Costs (2)	2012-2014 Restructuring Program costs (3)	Operations	2012 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$138	$—	$—	$—	$—	$—	$(11)	$7	$134	(2.9)%
U.S. Cheese	143	—	—	—	—	—	(26)	39	156	9.1%
U.S. Convenient Meals	99	—	—	—	—	—	(6)	36	129	30.3%
U.S. Grocery	379	—	—	—	—	—	(8)	10	381	0.5%
U.S. Snacks	192	8	—	—	—	—	(19)	17	198	3.1%
Canada & N.A. Foodservice	188	6	—	2	(7)	—	(15)	2	176	(6.4)%

Kraft Foods North America	$1,139	$14	$—	$2	$(7)	$—	$(85)	$111	$1,174	3.1%

Kraft Foods Europe	415	58	(41)	(17)	(39)	—	—	20	396	(4.6)%
Kraft Foods Developing Markets	518	55	(10)	(18)	(44)	—	(5)	48	544	5.0%
Unrealized G/(L) on Hedging Activities	(100)	—	—	—	—	—	—	129	29
HQ Pension	(44)	—	—	—	—	—	—	(23)	(67)
General Corporate Expenses	(65)	9	—	(2)	7	(100)	—	7	(144)
Amortization of Intangibles	(57)	—	—	—	8	—	—	(4)	(53)

Kraft Foods	$1,806	$136	$(51)	$(35)	$(75)	$(100)	$(90)	$288	$1,879	4.0%

(1)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. In Q2 2012, $3 million was recorded in Cost of Sales and $32 million was recorded in Selling, General and Administrative expenses. In Q2 2011, $19 million was recorded in Cost of Sales and $117 million was recorded in Selling, General and Administrative expenses.

(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended June 30,

($ in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs (2)	2012-2014 Restructuring Program costs (3)	Adjusted (Non-GAAP)
2012
Net Revenues	$13,286	$—	$—	$—	$13,286
Operating Income	$1,879	$35	$100	$90	$2,104
Operating Income Margin	14.1%				15.8%

2011
Net Revenues	$13,878	$—	$—	$—	$13,878
Operating Income	$1,806	$136	$—	$—	$1,942
Operating Income Margin	13.0%				14.0%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 5

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Three Months Ended June 30, 2011 (GAAP)	$0.55
Integration Program costs (1)	0.07

Operating EPS for the Three Months Ended June 30, 2011 (Non-GAAP)	0.62

Increases in operations	0.06

Change in unrealized gains/losses on hedging activities	0.05

Accounting calendar changes	(0.02)

Unfavorable foreign currency (2)	(0.03)

Lower interest and other expense, net (3)	0.01

Changes in taxes	(0.01)

Higher shares outstanding	—

Operating EPS for the Three Months Ended June 30, 2012 (Non-GAAP)	0.68	9.7%
Integration Program costs (1)	(0.02)
Spin-Off Costs (4)	(0.05)
2012-2014 Restructuring Program costs (5)	(0.03)

Diluted EPS Attributable to Kraft Foods for the Three Months Ended June 30, 2012 (GAAP)	$0.58	5.5%

(1)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $35 million, or $33 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended June 30, 2012, as compared to $136 million, or $120 million after-tax for the three months ended June 30, 2011.

(2)	Includes the favorable foreign currency impact on Kraft Foods foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(3)	Excludes financing costs/other fees related to our planned Spin-Off.
(4)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the North American Grocery Business and the Global Snacks Business. Spin-Off Costs for the three months ended June 30, 2012 were $128 million, or $89 million after-tax and include $28 million of pre-tax financing and related costs recorded in interest and other expense, net.

(5)

Restructuring Program costs for the three months ended June 30, 2012 were $90 million, or $58 million after-tax and represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 6

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

Constant Currency Growth

For the Three Months Ended June 30,

(Unaudited)

									% Growth
	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs (2)	2012 - 2014 Restructuring Program costs (3)	Operating (Non-GAAP)	Currency (4)	Operating Constant FX (Non-GAAP)		As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)	Operating Constant FX EPS Growth (Non-GAAP)
2012
Diluted EPS attributable to Kraft Foods	$0.58	$0.02	$0.05	$0.03	$0.68	$0.03	$0.70	(5)	5.5%	9.7%	12.9%

2011
Diluted EPS attributable to Kraft Foods	$0.55	$0.07	$—	$—	$0.62	$—	$0.62

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the North American Grocery Business and the Global Snacks Business.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(4)	Includes the favorable foreign currency impact on Kraft Foods foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(5)	Does not cross-foot due to rounding.

Schedule 7

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Six Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav / (Unfav)
Net revenues	$26,379	$26,451	(0.3)%

Cost of sales	16,842	16,944	0.6%

Gross profit	9,537	9,507	0.3%
Gross profit margin	36.2%	35.9%

Selling, general and administrative expenses	5,676	5,941	4.5%

Asset impairment and exit costs	182	—	(100.0)%

Amortization of intangibles	109	114	4.4%

Operating income	3,570	3,452	3.4%
Operating income margin	13.5%	13.1%

Interest and other expense, net	982	887	(10.7)%

Earnings before income taxes	2,588	2,565	0.9%

Provision for income taxes	735	787	6.6%
Effective tax rate	28.4%	30.7%

Net earnings	$1,853	$1,778	4.2%

Noncontrolling interest	11	3	(100.0+ )%

Net earnings attributable to Kraft Foods	$1,842	$1,775	3.8%

Per share data:
Basic earnings per share attributable to Kraft Foods	$1.04	$1.01	3.0%

Diluted earnings per share attributable to Kraft Foods	$1.03	$1.01	2.0%

Average shares outstanding:
Basic	1,775	1,759	(0.9)%
Diluted	1,785	1,766	(1.1)%

Schedule 8

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Six Months Ended June 30,

($ in millions) (Unaudited)

						% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2012
U.S. Beverages	$1,486	$—	$—	$—	$1,486	(7.1)%	(1.8)%	(3.6	)pp	1.8	pp
U.S. Cheese	1,832	—	—	—	1,832	4.7%	4.7%	(3.2)		7.9
U.S. Convenient Meals	1,710	—	—	—	1,710	2.2%	2.2%	0.2		2.0
U.S. Grocery	1,841	—	—	—	1,841	4.2%	4.2%	0.3		3.9
U.S. Snacks	3,095	—	—	—	3,095	3.1%	3.1%	(4.3)		7.4
Canada & N.A. Foodservice	2,439	—	—	45	2,484	(1.0)%	1.0%	(2.3)		3.3

Kraft Foods North America	$12,403	$—	$—	$45	$12,448	1.2%	2.3%	(2.4)		4.7

Kraft Foods Europe	6,155	—	—	380	6,535	(5.9)%	4.2%	1.6		2.6
Kraft Foods Developing Markets	7,821	—	—	459	8,280	2.2%	9.5%	3.0		6.5

Kraft Foods	$26,379	$—	$—	$884	$27,263	(0.3)%	4.9%	0.2	pp	4.7	pp

2011
U.S. Beverages	$1,600	$(87)	$—	$—	$1,513
U.S. Cheese	1,749	—	—	—	1,749
U.S. Convenient Meals	1,673	—	—	—	1,673
U.S. Grocery	1,767	—	—	—	1,767
U.S. Snacks	3,002	—	—	—	3,002
Canada & N.A. Foodservice	2,463	(4)	—	—	2,459

Kraft Foods North America	$12,254	$(91)	$—	$—	$12,163

Kraft Foods Europe	6,541	—	(269)	—	6,272
Kraft Foods Developing Markets	7,656	—	(92)	—	7,564

Kraft Foods	$26,451	$(91)	$(361)	$—	$25,999

(1)	Impact of divestitures includes for reporting purposes Starbucks CPG business.

Schedule 9

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Six Months Ended June 30,

($ in millions) (Unaudited)

		2011 Impacts			2012 Impacts
	2011 Operating Income - As Reported (GAAP)	Integration Program costs (1)	Impact of Divestitures (2)	Impact of Accounting Calendar Changes	Integration Program costs (1)	Asset Impairment & Exit costs (3)	Impact of Currency	Spin-Off Costs (4)	2012-2014 Restructuring Program costs (5)	Operations	2012 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$299	$—	$(13)	$—	$—	$—	$—	$—	$(17)	$(37)	$232	(22.4)%
U.S. Cheese	277	—	—	—	—	—	—	—	(45)	91	323	16.6%
U.S. Convenient Meals	204	—	—	—	—	—	—	—	(12)	30	222	8.8%
U.S. Grocery	671	—	—	—	—	—	—	—	(17)	36	690	2.8%
U.S. Snacks	385	15	—	—	(2)	—	—	—	(46)	50	402	4.4%
Canada & N.A. Foodservice	339	7	(2)	—	1	—	(8)	—	(27)	(10)	300	(11.5)%

Kraft Foods North America	$2,175	$22	$(15)	$—	$(1)	$—	$(8)	$—	$(164)	$160	$2,169	(0.3)%

Kraft Foods Europe	723	109	—	(41)	(36)	—	(50)	—	—	75	780	7.9%
Kraft Foods Developing Markets	923	90	—	(10)	(39)	(21)	(40)	—	(5)	171	1,069	15.8%
Unrealized G/(L) on Hedging Activities	(38)	—	—	—	—	—	—	—	—	85	47
HQ Pension	(86)	—	—	—	—	—	—	—	—	(61)	(147)
General Corporate Expenses	(131)	19	—	—	(2)	—	7	(139)	—	7	(239)
Amortization of Intangibles	(114)	—	—	—	—	—	7	—	—	(2)	(109)

Kraft Foods	$3,452	$240	$(15)	$(51)	$(78)	$(21)	$(84)	$(139)	$(169)	$435	$3,570	3.4%

(1)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. For the six months ended June 30, 2012, $8 million was recorded in Cost of Sales and $70 million was recorded in Selling, General and Administrative expenses. For the six months ended June 30, 2011, $22 million was recorded in Cost of Sales and $218 million was recorded in Selling, General and Administrative expenses.

(2)	Impact of divestitures includes for reporting purposes Starbucks CPG business.
(3)	Includes an asset impairment charge related to a trademark in Japan.
(4)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(5)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 10

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Six Months Ended June 30,

($ in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs (2)	2012-2014 Restructuring Program costs (3)	Adjusted (Non-GAAP)
2012
Net Revenues	$26,379	$—	$—	$—	$26,379
Operating Income	$3,570	$78	$139	$169	$3,956
Operating Income Margin	13.5%				15.0%

2011
Net Revenues	$26,451	$—	$—	$—	$26,451
Operating Income	$3,452	$240	$—	$—	$3,692
Operating Income Margin	13.1%				14.0%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 11

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Six Months Ended June 30, 2011 (GAAP)	$1.01
Integration Program costs (1)	0.13

Operating EPS for the Six Months Ended June 30, 2011 (Non-GAAP)	1.14

Increases in operations	0.12

Change in unrealized gains/losses on hedging activities	0.03

Gain on sale of property	0.02

Accounting calendar changes	(0.02)

Decreased operating income from the Starbucks CPG business cessation (2)	(0.01)

Asset impairment change	(0.01)

Unfavorable foreign currency (3)	(0.02)

Lower interest and other expense, net (4)	0.02

Changes in taxes	(0.01)

Higher shares outstanding	(0.01)

Operating EPS for the Six Months Ended June 30, 2012 (Non-GAAP)	1.25	9.6%
Integration Program costs (1)	(0.04)
Spin-Off Costs (5)	(0.12)
2012-2014 Restructuring Program costs (6)	(0.06)

Diluted EPS Attributable to Kraft Foods for the Six Months Ended June 30, 2012 (GAAP)	$1.03	2.0%

(1)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $78 million, or $73 million after-tax including certain tax costs associated with the integration of Cadbury, for the six months ended June 30, 2012, as compared to $240 million, or $234 million after-tax for the six months ended June 30, 2011.

(2)

Effective March 1, 2011 Starbucks unilaterally took control of the sale and distribution of the packaged coffee business in grocery stores and other channels by terminating its agreements with Kraft Foods and in a manner that Kraft Foods believes violates the terms of those agreements.

(3)	Includes the favorable foreign currency impact on Kraft Foods foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(4)	Excludes financing costs/other fees related to our planned Spin-Off.
(5)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the North American Grocery Business and the Global Snacks Business. Spin-Off Costs for the six months ended June 30, 2012 were $301 million, or $202 million after-tax and include $162 million of pre-tax financing and related costs recorded in interest and other expense, net.

(6)

Restructuring Program costs for the six months ended June 30, 2012 were $169 million, or $107 million after-tax and represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 12

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

Constant Currency Growth

For the Six Months Ended June 30,

(Unaudited)

								% Growth
	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs (2)	2012 - 2014 Restructuring Program costs (3)	Operating (Non-GAAP)	Currency (4)	Operating Constant FX (Non-GAAP)	As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)	Operating Constant FX EPS Growth (Non-GAAP)
2012
Diluted EPS attributable to Kraft Foods	$1.03	$0.04	$0.12	$0.06	$1.25	$0.02	$1.27	2.0%	9.6%	11.4%

2011
Diluted EPS attributable to Kraft Foods	$1.01	$0.13	$—	$—	$1.14	$—	$1.14

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the North American Grocery Business and the Global Snacks Business.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(4)	Includes the favorable foreign currency impact on Kraft Foods foreign denominated debt and interest expense due to the strength of the U.S. dollar.

Schedule 13

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	June 30,	December 31,	June 30,
	2012	2011	2011
ASSETS
Cash and cash equivalents	$4,643	$1,974	$2,267
Receivables, net	6,642	6,361	6,830
Inventories, net	6,165	5,706	6,414
Other current assets	2,381	2,161	1,985
Property, plant and equipment, net	13,757	13,813	14,216
Goodwill	37,147	37,297	39,063
Intangible assets, net	24,981	25,186	26,509
Other assets	1,398	1,339	1,743

TOTAL ASSETS	$97,114	$93,837	$99,027

LIABILITIES AND EQUITY
Short-term borrowings	$245	$182	$1,242
Current portion of long-term debt	1,923	3,654	4,918
Accounts payable	5,161	5,525	5,308
Other current liabilities	8,725	9,084	8,812
Long-term debt	28,081	23,095	23,420
Deferred income taxes	6,807	6,738	7,993
Accrued pension costs	3,367	3,597	1,836
Accrued postretirement health care costs	3,239	3,238	3,001
Other liabilities	3,318	3,396	3,386

TOTAL LIABILITIES	60,866	58,509	59,916

TOTAL EQUITY	36,248	35,328	39,111

TOTAL LIABILITIES AND EQUITY	$97,114	$93,837	$99,027